Warrant No. 1



                       Warrant to Purchase 325,000 Shares





                             SHARE PURCHASE WARRANT

              To Purchase Shares of Common Stock (par value $1.00)

                                       of

                          COYOTE NETWORK SYSTEMS, INC.
                             (Delaware corporation)






                            Expires December 30, 2001

Warrant No. 1

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.


            VOID AFTER 5:00 P.M. NEW YORK TIME, ON DECEMBER 30, 2001

                          COYOTE NETWORK SYSTEMS, INC.
                   Warrant to Purchase Shares of Common Stock

                                 325,000 Shares

                  THIS CERTIFIES that, for good and valuable consideration received, JNC Opportunity Fund Ltd. (the "Holder"), is entitled to subscribe for and purchase from COYOTE NETWORK SYSTEMS, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after May 30, 1999, until the earlier of 5:00 P.M. New York City time on (i) December 30, 2001 or (ii) the date which this Warrant is redeemed as set forth in Section 9 (the "Expiration Date"), all or any portion of 325,000 Shares of common stock of the Company, par value $1.00 per share, subject to adjustment as provided herein (the "Warrant Shares"), at a price of $6.00 per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant shall be redeemable by the Company under the circumstances referred to in Section 9. The term "Shares" as used herein shall mean the Company's Shares of Common Stock, par value $1.00 per share. This Warrant may be sold, transferred, assigned or hypothecated at any time and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred.

     1. Method of Exercise. This Warrant may be exercised at any time prior to the Expiration Date, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 4360 Park Terrace Drive, Westlake, California 91361 or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the Exercise Period, to require the Company to convert this Warrant, in whole or in part, into the Warrant Shares as provided for in this Section (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Warrant Shares issuable upon exercise of the portion of the Warrant being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Warrant (on a per Warrant Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price from the Current Market Price (as determined pursuant to Section 5(e) below), for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by the form of Subscription Agreement duly filled in and signed and a duly completed Conversion Notice in the form attached hereto. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares being issued upon such exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Warrant Shares which the Holder shall be entitled as a result of the conversion, and (ii) if such Warrant is being converted in part only, a new Warrant exercisable for the number of Warrant Shares equal to the unconverted portion of the Warrant. Upon any exercise (which term, as used herein, shall include any exercise of the Conversion Right) of this Warrant, in lieu of any fractional Warrant Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 5(d) hereof.

     2. Issuance of Certificates. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall, as of the close of business on such day, be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant but in no event later than 10 days thereafter, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Recording of Transfer. Any warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in an Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new warrant or warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if counsel to the Company reasonably requests a legal opinion that such transfer does not violate the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, unless such opinion is delivered.

     4. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Shares, solely for the purpose of providing for the exercise of the warrants, such number of shares of Shares as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Shares issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

     5. Exercise Price Adjustments. Subject to the provisions of this Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

     (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on the outstanding Shares payable in shares of its capital stock or securities convertible into or exchangeable for capital stock, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of shares, or (iv) issue any shares by reclassification of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value), then, in each case, the Exercise Price in effect, and the number of Shares issuable upon exercise of the warrants outstanding, at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the warrants after such time shall be entitled to receive upon exercise of the warrant the aggregate number and kind of shares which, if such warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.


     (b) In case the Company shall distribute to all holders of Shares (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness or assets (other than distributions and dividends payable as contemplated by Section 5(a) above), or rights, options, or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(e) hereof) per Share on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per Share. Such adjustment shall become effective at the close of business on such record date.

     (c) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     (d) The Company shall not be required to issue fractions of Shares or other shares of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company may issue a whole share in lieu of such fraction or the Company may purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such Shares on the date of exercise of this Warrant.

     (e) The Current Market Price per Share on any date shall be deemed to be the average of the daily closing prices for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

     (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest thousandth of a share, as the case may be.

     (g) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of Shares purchasable upon exercise of the warrants prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     6. (a) Consolidations and Mergers. In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable to a holder of the number of Shares upon the exercise of this Warrant upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

     (b) In case of any reclassification or change of the Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (c) The  above  provisions  of this  Section  6 shall  similarly  apply  to
successive   reclassifications   and   changes  of  Shares  and  to   successive
consolidations, mergers, sales, leases, or conveyances.

     7. Notice of Certain Events. In case at any time any of the following occur:

     (a) The Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) The Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) The Company shall take any action to effect any reclassification or change of outstanding Shares or any consolidation, merger, sale, lease or conveyance of property, described in Section 6; or

     (d)  The  Company  shall  take  any  action  to  effect  any   liquidation,
dissolution or winding-up of the Company or a sale of all or substantially all of its property, assets and business;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of Shares to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such offer to holders of Shares is made, or (iii) the date on which any such reclassification, change of outstanding Shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up. Nothing herein shall allow a Holder to delay or prevent any of the foregoing actions.

     8. Registration Rights. (a) If, at any time during the seven-year period commencing on the date hereof the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Warrants or Warrant Shares are outstanding, the Company shall give all of the then holders of any Warrants whose underlying Warrant Shares are not then covered by an effective registration statement or saleable under Rule 144 (without regard to volume limitations) (the "Eligible Holders") at least 45 days' prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Warrant Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Warrant Shares shall delay the offering and sale of such securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request (the "Delay Period"); provided that if any securities of the Company are included in such registration statement and are eligible for sale during the Delay Period for the account of any person other than the Company, a pro rata portion of the securities which were requested to be included and eligible for sale during the Delay Period shall also be included in such registration statement and shall be eligible for sale during the Delay Period.

     (b) If, on any two occasions during the five-year period commencing on the date hereof, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Warrant Shares (the "Majority Holders"), to register the sale of all or part of the Warrant Shares, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Warrant Shares (whether covered by such request from the Majority Holders or by any other written request from any Eligible Holder received within 30 days after such Eligible Holder's receipt of the Company's notice, as described in the last sentence of this Section 8(b)) through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Warrant Shares sold by the Eligible Holders) shall be borne by the Company. Within three business days after receiving any request contemplated by this Section 8(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Warrant Shares, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice.

     (c) Notwithstanding anything herein to the contrary, in addition to the registration rights under Sections 8(a) and 8(b) above, the Eligible Holder shall be entitled to the same registration rights and rights included therein as to the Warrant Shares as the purchasers of securities of the Company are entitled to pursuant to the Subscription Agreements, dated as of the date hereof, among the purchasers described therein and the Company.

     (d) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall use its best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 8(d) in which it is not otherwise required to qualify to do business or otherwise subject itself to general service of process in any such state.

     (e) The Company shall keep effective any registration or qualification contemplated by this Section 8(a) or (b) and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Warrant Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of six months from the date on which the Eligible Holders are first free to sell such Warrant Shares; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Warrant Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

     (f) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

     (g) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall furnish each Eligible Holder of any Warrant Shares so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) to its knowledge, the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder.

     (h) In the  event  of a  registration  pursuant  to the  provision  of this
Section 8, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Warrant Shares.

     (i) The Company agrees that until all the Warrant Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall, so long as it is so required by applicable law, timely file all reports, statements and other materials required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144, for a period of up to five years from the date hereof.

     (j) The Company may delay any requested registration hereunder if the Company's Board of Directors determines in good faith that a registration at such time would be materially detrimental to the Company provided that any such delay shall not exceed 30 days and Company cannot provide this notice more than twice in any 12 month period.

     (k) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 8, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant. If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 8(l) and shall not relieve the Company from any liability pursuant to this Section 8(l) except to the extent the Company has been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses of one counsel shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 8 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent (which shall not be unreasonably withheld) of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

     (l) Each of the Holder and any Eligible Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Warrant Shares held by the Holder and any Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 8(l), but only with respect to statements or omissions, if any, made in any registration statement or final prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder or with respect to any Eligible Holder or by or on behalf of such Eligible Holder expressly for inclusion in any such registration statement or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the Holder and each Eligible Holder shall be liable only for written information furnished to the Company by it or on its own behalf for inclusion in a registration statement; and provided, further, that no Eligible Holder shall be liable in an amount greater than the net proceeds received by such Eligible Holder in connection with the applicable registration. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this
Section 8(m), the Holder and each Eligible Holder, as the case may be, shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(l).

     (m) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(l) or 8(m) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Warrant Shares included in such registration in the aggregate (including for this purpose any contribution made by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(n). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrants) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrants) by all Eligible Holders and included in such registration nor shall any Eligible Holder be responsible for an amount greater than the net proceeds received by such Eligible Holder in connection with the applicable registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(n), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(n). Anything in this Section 8(n) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(n) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     Notice of any redemption shall be given to the Holder(s) of the Warrant, by the Company not less than five days and not more than 15 days prior to the date established for such redemption (the "Redemption Date"), and such notice shall be mailed to all registered holders. Each such notice of redemption will specify the Redemption Date and that payment of the Redemption Price will be made by the Company upon presentation and surrender of the Warrant at its office, and will also state that the right to exercise the Warrants will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Redemption Date.

     9. Redemption. The Company may, at its option, redeem all or any portion of the then outstanding Warrants at a call price of $.01 per Warrant (such price hereinafter referred to as the "Redemption Price"), at any time provided that the Warrant shares are then registered for pursuant to an effective Registration Statement or would be freely tradeable under Rule 144 and the price per share of the Common Stock, as reported by NASDAQ or the principal place of trading for such Common Stock, shall have continuously exceeded $15.00, as adjusted pursuant to Section 5 as if it were the Exercise Price, for any 10 consecutive days after the date hereof.

     Notice of any redemption shall be given to Holder(s) of the Warrants by the Company not less than five days and not more than 15 days prior to the date established for such redemption (the "Redemption Date"). Each such notice of redemption will specify the Redemption Date and that payment of the Redemption Price will be made by the Company upon presentation and surrender of the Warrant Certificates representing such Warrants to the Company at its office, and will also state that the right to exercise the Warrant will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Redemption Date.

     10. Taxes. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder (except for any tax that is payable in respect of any such transfer and any related exercise of this Warrant and that would be payable pursuant to the first sentence of this Section 10 were such certificate to be issued in the name of the Holder) and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     11 Legend. Unless registered pursuant to the provisions of Section 8 hereof, the certificate or certificates evidencing the Warrant Shares, shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES PROMULGATED THEREUNDER."

In addition, if, after the Warrant Shares are registered pursuant to Section 8(c) hereof, the Holder wishes to have the original legend removed, then, unless the Warrant Shares are registered pursuant to the provisions of Section 8(a) and
(b) hereof, the certificate or certificates evidencing the Warrant Shares shall bear the following legend:

               "THE RESALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, UNLESS COUNSEL OF COMPANY ADVISES IN WRITING THAT SUCH POST-EFFECTIVE AMENDMENT IS NOT REQUIRED, IN WHICH EVENT SUCH SHARES MAY BE OFFERED PURSUANT TO THE ORIGINAL REGISTRATION STATEMENT PURSUANT TO WHICH THESE SHARES HAVE BEEN REGISTERED, (ii) A SEPARATE
          REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     12.Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and execution of a reasonable lost security indemnification agreement, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

     13 No Rights as Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     14 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or


     (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

     15 Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     16 Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

     17 Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

     18 Modification of Agreement. This Warrant shall not otherwise be modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the Company and the Holder of this Warrant and Holders of any portion of the Warrant subsequently assigned or transferred in accordance with the terms of this Warrant.

     19 Consent to Jurisdiction. The Company and the Holder irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof.

          IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.



Dated:  May 27, 1999                COYOTE NETWORK SYSTEMS, INC.

                                    By:   /s/ James J. Fiedler
                                          ____________________________________
                                    Name: James J. Fiedler
                                    Title: Chairman and Chief Executive Officer

                               FORM OF ASSIGNMENT


                    (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, _______________________ hereby sells, assigns, and transfers unto _________________, having an address at ___________________________ _______________________, the attached Warrant to the extent of the right to purchase ____________ Shares of $1.00 par value per share, of COYOTE NETWORK SYSTEMS, INC. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _______________, _____


_______________________________
Print name of holder of Warrant


By:    ___________________________
Name:  ___________________________
Title: ___________________________


                                     NOTICE



     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:

                               CASH EXERCISE FORM



                  The undersigned hereby exercises its rights to purchase _________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:



                    ________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:__________________          Name: ______________________________
                                                (Print)



                                  ____________________________________
                                              (Signature)
                                (Signature  must  conform to the name of
                                 the Warrant  Holder  specified  on the
                                 face of the Warrant)

Address:
________________________
________________________
________________________

To:

                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)



     The undersigned hereby irrevocably elects to surrender its Warrant for the number of Warrant Shares as shall be issuable pursuant to the cashless exercise provisions of Section 1 of the within Warrant, in respect of ________ Warrant Shares underlying the within Warrant, and requests that certificates for such Warrant Shares be issued in the name of and delivered to:







                    ________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Date:______________________________

Name:______________________________
              (Print)

Address:___________________________

___________________________________

___________________________________



__________________________________
Signature